Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jack Springer, Chief Executive Officer of Malibu Boats, Inc. (the “Company”), and David Black, Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, to which this Certification is attached as Exhibit 32 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 31st day of October, 2023.

/s/ David Black	/s/ Jack D. Springer
David Black	Jack D. Springer
Interim Chief Financial Officer	Chief Executive Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Malibu Boats, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.